Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Number 333-266809 on Form S-8 of our report dated March 21, 2023, with respect to the consolidated financial statements of Global Business Travel Group, Inc.

/s/ KPMG LLP

New York, New York

March 21, 2023